Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) of Bitwise XRP ETF (XRP) (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, I, James Bebrin III, Principal Financial and Accounting Officer of Bitwise Investment Advisers, LLC, the Sponsor of the Trust, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)
The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2)
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

Date: March 20, 2026	By:	/s/ James Bebrin III
James Bebrin III *
Vice President (Principal Financial and Accounting Officer)

* The Registrant is a trust and James Bebrin III is signing in his capacity as Principal Financial and Accounting Officer of Bitwise Investment Advisers, LLC, the Sponsor of the Trust.